FORM 8-K





                       SECURITIES AND EXCHANGE COMMISSION




                              Washington, DC 20549

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934




                          Date of Report: May 12, 1997



                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)



                         PENNSYLVANIA 1-1401 23-0970240
                       (State or other (SEC (IRS Employer
                   jurisdiction of file number) Identification
                             incorporation) Number)




              230l Market Street, Philadelphia, Pennsylvania 19101
               (Address of principal executive offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (215) 841-4000



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Item 1. Legal Proceedings


         As previously reported in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, on March 5, 1996, the Company and Delmarva Power & Light Company (Delmarva) filed an action in the United States District Court for the Eastern District of Pennsylvania against Public Service Enterprise Group Incorporated (Public Service) and its subsidiary Public Service Electric and Gas Company (PSE&G) concerning the shutdown of the Salem Generating Station (Salem). On May 9, 1997, the parties to the litigation entered into a settlement agreement, which has been approved by PECO Energy's Board of Directors. Under the terms of the settlement, PSE&G will pay the plaintiffs $82 million. The
Company will receive $69,848,600 and Delmarva will receive $12,151,400. The payments will be made on December 31, 1997. The settlement also provides that if the current outage exceeds 64 reactor unit months, then PSE&G will pay the plaintiffs, in addition to the $82 million, $1.4 million per reactor unit month, up to an aggregate of $17 million. The Company and Delmarva would receive $1,192,520 and $207,480 per reactor unit month, respectively. A reactor unit month is a month during the current outage in which a unit is off-line. Salem Unit No. 1 has been off-line since May 17, 1995, and Unit No. 2 has been off-line since June 7, 1995. Under the settlement, none of the parties admits any liability. The terms of the settlement also include a term sheet setting forth provisions regarding liability and performance obligations of the plant operator in connection with the owners agreements for Salem and Peach Bottom Atomic Power Station. The term sheet provides for payments to the non-operating owners if a station's electrical output falls below specified ranges. The parties also intend to negotiate a more complete agreement embodying the provisions of the term sheet. The settlement is unrelated to the claims of the Salem co-owners asserted against Westinghouse Electric Corporation on February 27, 1996.

                                                                * * * *

Item 5. Other Events

         As previously reported in the Current Report on Form 8-K dated February 27, 1997, the Company filed with the Pennsylvania Public Utility Commission
(PUC) its comprehensive pilot program to enable some 90,000 customers to choose their electric suppliers beginning as early as October 1997 in accordance with the Pennsylvania Electricity Generation Competition and Customer Choice Act.

         On May 8, 1997, the PUC issued a Preliminary Opinion and Order (Preliminary Order) which revised the retail choice pilot programs proposed by the Company and the other utilities in the state. The Preliminary Order provides for the following:

         - Market-based generation price of 3 cents per kWh credited to retail customer bills during the pilot program;
         - A fixed rate that reflects 75 percent recovery of stranded costs during the pilot program; and

         - Requirement to track any difference between the 75 percent and the ultimate stranded cost recovery level adopted, subject to possible true-up at a later time.

Pilot programs are scheduled to begin in the fall of 1997 and last through the end of 1998. Written comments to the PUC regarding the preliminary order are due May 22, 1997.

                                     * * * *

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                    PECO ENERGY COMPANY
                                                     s\ J. B. Mitchell
                                                  Vice President - Finance
                                                       and Treasurer


May 12, 1997